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                         MEDIA 100 INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report set forth on page F-2 of this Form 10-K, into the Company's previously filed Registration Statements on Form S-8, File Nos. 33-00346, 33-06609, 33-50692, 33-59937, 333-24139 and 333-52139.



ARTHUR ANDERSEN LLP



Boston, Massachusetts
February 25, 2000